EXHIBIT 1.1



              VAN KAMPEN AMERICAN CAPITAL EQUITY OPPORTUNITY TRUST
                                    SERIES 97
                                 TRUST AGREEMENT

                                                           Dated: April 21, 1998

         This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, Van Kampen Capital Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen American Capital Equity Opportunity Trust, Series 87 and Subsequent Series, Standard Terms and Conditions of Trust, Effective January 27, 1998" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                   1. The Securities defined in Section 1.01(24), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

                   2. The fractional undivided interest in and ownership of each Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to Section 2.03, (b) increased or decreased in connection with an adjustment to the number of Units pursuant to
          Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02.

                   3. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Income and Capital Account Record Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

                   4. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Income and Capital Account Distribution Dates" set forth under "Summary of Essential Financial Information" in the Prospectus.

                   5. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" set forth under "Summary of Essential Financial Information" in the Prospectus.

                   6. The term "Rollover Notification Date" shall mean the "Rollover Notification Date" set forth under "Summary of Essential Financial Information" in the Prospectus.

                   7. The term "Special Redemption Date" shall mean the "Special Redemption Date" set forth under "Summary of Essential Financial Information" in the Prospectus.

                  8. Section 1.01(19) shall be amended to read as follows:

                  "(19) "Percentage Ratio" shall mean, for each Trust which will issue additional Units pursuant to Section 2.03 hereof, (a) the percentage relationship among the Equity Securities based on the number of shares of each Equity Security per Unit existing immediately prior to such additional deposit with respect to Global Energy Trust Series 5 and Morgan Stanley High Technology 35 Index Trust, Series 2 and (b) with respect to Banking Trust, Series 2 the percentage relationship existing on the Initial Date of Deposit among the Equity Securities based on market value for the first 90 days of such Trust's term and thereafter shall mean the percentage relationship among the Equity Securities based on the number of shares of each Equity Security per Unit existing immediately prior to such additional deposit. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of an Equity Security."



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         IN WITNESS WHEREOF, Van Kampen American Capital Distributors, Inc. has
caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and Van Kampen American Capital Investment Advisory Corp., have each caused this Trust Indenture and Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of each to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of their respective Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                  Van Kampen American Capital Distributors, Inc.

                  By          James J. Boyne
                        Vice President, Associate General Counsel
                                 and Assistant Secretary
Attest:


By   Cathy Napoli
Assistant Secretary

            American Portfolio Evaluation Services, a division of Van
                Kampen American Capital Investment Advisory Corp.

                           By      Dennis J. McDonnell
                                                   President
Attest

By   James J. Boyne
Assistant Secretary
                           Van Kampen American Capital Investment Advisory Corp.

                           By      Dennis J. McDonnell
                                                   President
Attest

By   James J. Boyne
Assistant Secretary

                           The Bank of New York

                           By      Jeffrey Bieselin
                                              Vice President
Attest

By   Jeffrey Cohen
Assistant Treasurer


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                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED

                                       IN

         VAN KAMPEN AMERICAN CAPITAL EQUITY OPPORTUNITY TRUST, SERIES 97

(Note: Incorporated herein and made a part hereof is each "Portfolio" as set forth in the Prospectus.)


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